Exhibit 4.3
THIS NOTE IS A REGISTERED GLOBAL SECURITY WHICH IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT IN THE LIMITED CIRCUMSTANCES PROVIDED BY THE INDENTURE.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP NO.72348N AA7
5.596% Fixed Rate / Floating Rate Senior Notes due 2032
No. [__]
$[__________]
PINNACLE FINANCIAL PARTNERS, INC.
PINNACLE FINANCIAL PARTNERS, INC., a Georgia corporation (the “Company”, which term shall include its successors under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or to registered assigns the principal amount of $[__________] (United States Dollars), as revised by the Schedule of Exchanges of Interests in the Global Note, on May 19, 2032 (the “Stated Maturity”).
Interest on this Note will accrue from, and including, May 19, 2026 (the “Issue Date”) to, but excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date (or if this Note is redeemed during the period, the Redemption Date) (individually referred to as an “Interest Payment Date” and collectively as the

“Interest Payment Dates”) or the Stated Maturity, as the case may be. Each of these periods is referred to as an “Interest Period.”
During the period from, and including, May 19, 2026, to, but excluding, May 19, 2031 (the “Fixed Rate Period”), this Note will bear interest at the rate of 5.596% per annum. Such interest will be payable semi-annually in arrears on May 19 and November 19 of each year, beginning on November 19, 2026 and ending on May 19, 2031 (each such date, a “Fixed Interest Payment Date”). During the period from, and including, May 19, 2031, to, but excluding, May 19, 2032 (the “Floating Rate Period”), this Note will bear interest at a floating rate per annum equal to Compounded SOFR plus 1.70%, as determined by the Calculation Agent in the manner described below. Such interest will be payable quarterly in arrears on August 19, 2031, November 19, 2031, February 19, 2032 and at the Stated Maturity (each such date, a “Floating Interest Payment Date”). Compounded SOFR for each Interest Period in the Floating Rate Period will be calculated by the Calculation Agent in accordance with the formula set forth below with respect to the Observation Period relating to such Interest Period.
For the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Fixed Interest Payment Date, any Redemption Date for this Note or the Stated Maturity falls on a day which is not a Business Day, the related payment of principal or interest will be made on the next day that is a Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
For the Floating Rate Period, interest will be computed on the basis of the actual number of days in each Interest Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on this Note for each Interest Period during the Floating Rate Period will be computed by multiplying (i) the outstanding principal amount of this Note by (ii) the product of (a) the interest rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of days in the applicable Interest Period divided by 360. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application and will in no event be lower than zero. For the Floating Rate Period, if any Floating Interest Payment Date of this Note (other than the Stated Maturity or any Redemption Date) falls on a day which is not a Business Day, that Floating Interest Payment Date will be postponed and the related payment of interest on this Note will be made on the next day which is a Business Day, except that if the next succeeding Business Day falls in the next calendar month, then such Floating Interest Payment Date will be advanced to the immediately preceding day that is a Business Day, and in each case, the related Interest Periods will also be adjusted for such non-Business Days.
The Calculation Agent will determine Compounded SOFR, the interest rate and accrued interest for each Interest Period in the Floating Rate Period in arrears as soon as reasonably practicable on or after the Interest Payment Determination Date (as defined below) for such Interest Period and prior to the relevant Floating Interest Payment Date and will notify the Company (if the Company is not the Calculation Agent) of Compounded SOFR, such interest rate and accrued interest for each Interest Period in the Floating Rate Period as soon as reasonably practicable after such determination, but in any event by the Business Day immediately prior to the relevant Floating Interest Payment Date. At the request of a Holder of this Note, the Company will provide Compounded SOFR, the interest rate and the amount of interest accrued with respect to any Interest Period in the Floating Rate Period, after Compounded SOFR, such interest rate and accrued interest have been determined. The Calculation Agent’s determination of any interest rate, and its calculation of interest payments for any Interest Period in the Floating Rate Period, will be final and binding absent manifest error, will be maintained on file at the Calculation Agent’s designated office and will be provided in writing to the Trustee.
Compounded SOFR
With respect to any Interest Period during the Floating Rate Period, “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point):
where:
“SOFR IndexStart” = For periods other than the initial Interest Period during the Floating Rate Period, the SOFR Index value on the preceding Interest Payment Determination Date, and, for the initial Interest Period during the Floating Rate Period, the SOFR Index value on the date that is two U.S. Government Securities Business Days before the first day of such initial Interest Period (such first day for the Notes expected to be May 19, 2031);
“SOFR IndexEnd” = The SOFR Index value on the Interest Payment Determination Date relating to the applicable Floating Interest Payment Date (or in the final Interest Period, relating to the Stated Maturity, or, in the case of the redemption of this Note, relating to the applicable Redemption Date); and
“d” is the number of days in the relevant Observation Period.
For purposes of determining Compounded SOFR,
“Interest Payment Determination Date” means the date two U.S. Government Securities Business Days before each Floating Interest Payment Date (or, in the case of the redemption of this Note, preceding the applicable Redemption Date).
“Observation Period” means, in respect of each Interest Period during the Floating Rate Period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government

Securities Business Days preceding the Floating Interest Payment Date for such Interest Period (or in the final Interest Period during the Floating Rate Period, preceding the Stated Maturity or, in the case of the redemption of this Note, preceding the applicable Redemption Date).
“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(i)    the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or
(ii)    if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then: (a) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “SOFR Index unavailable provisions” described below; or (b) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, Compounded SOFR shall be the rate determined pursuant to the “Effect of Benchmark Transition Event” provisions described below.
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the FRBNY (or a successor administrator of SOFR).
“SOFR Administrator’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind, or any successor source.
“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the Indenture or this Note, if the Company or its designee determines on or prior to the relevant Reference Time (as defined below) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each Interest Period during the Floating Rate Period will be an annual rate equal to the sum of the Benchmark Replacement plus 1.70%.

SOFR Index Unavailable Provisions
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable Interest Period in the Floating Rate Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180-calendar days” shall be removed. If SOFR does not so appear for any day “i” in the Observation Period (“SOFRi”), SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of Benchmark Transition Event
(1)    Benchmark Replacement. If the Company or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of such determination on such date and all determinations on all subsequent dates.
(2)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
(3)    Decisions and Determinations. Any determination, decision or election that may be made by the Company or its designee pursuant to the benchmark replacement provisions described herein, including any determination with respect to tenor, rate or adjustment, or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•will be conclusive and binding on the beneficial owners and Holders of the Notes and the Trustee absent manifest error;
•if made by the Company, will be made in the Company’s sole discretion;
•if made by the Company’s designee (which may be the Company’s affiliate), will be made after consultation with the Company, and such designee (which may be the Company’s affiliate) will not make any such determination, decision or election to which the Company reasonably objects; and

•notwithstanding anything to the contrary in the Indenture or this Note, shall become effective without consent from the Holders of the Notes, the Trustee or any other party.
Any determination, decision or election pursuant to the benchmark replacement provisions shall be made by the Company or its designee (which may be the Company’s affiliate) on the basis as described above, and in no event shall the Trustee or the Calculation Agent be responsible for making any such determination, decision or election.
None of the Trustee, Paying Agent, or the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, Paying Agent, and Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its designee without independent investigation, and none of the Trustee, Paying Agent, and Calculation Agent will have any liability for actions taken at the Company’s direction in connection therewith.
None of the Trustee, Paying Agent, or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Note as a result of the unavailability of SOFR, or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this Note and reasonably required for the performance of such duties. None of the Trustee, Paying Agent, or Calculation Agent shall be responsible or liable for the Company’s actions or omissions or for those of any of the Company’s designees, or for any failure or delay in the performance by Company or any of its designees, nor shall any of the Trustee, Paying Agent, or Calculation Agent be under any obligation to oversee or monitor the Company’s performance or the performance of any of the Company’s designees. The Trustee may conclusively rely, without investigation, on the Calculation Agent’s determination of the interest rate during the Floating Rate Periods.
Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (1) below as of the Benchmark Replacement Date and the Company or its designee shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (2) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (3) below:
(1)    the sum of: (a) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;
(2)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)    the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:
(1)    the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Calculation Agent” means the firm appointed by the Company prior to the commencement of the Floating Rate Period. The Company or an affiliate of the Company may assume the duties of the Calculation Agent.
“ISDA Definitions” means the 2021 ISDA Definitions published by ISDA, or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, as such time is defined above, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee in accordance with the Benchmark.
“Relevant Governmental Body” means the FRB and/or the FRBNY, or a committee officially endorsed or convened by the FRB and/or the FRBNY or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Method of Payment. Interest will be paid to the person in whose name such Note is registered at the close of business on the 15th calendar day (whether or not a Business Day) preceding the related Interest Payment Date; provided that if the Notes are global notes held by DTC, the record date for such Notes will be the close of business on the Business Day preceding the applicable Interest Payment Date, and provided further that interest payable on the maturity of the principal of the Notes or (subject to the exceptions described in this Note) any Redemption Date will be paid to the person to whom principal is paid. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose which shall be in the Borough of Manhattan, The City of New York or in Jacksonville, Florida, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their last addresses as they appear on the Security Register of the Company, provided that payment shall be made directly to the Holder of the Notes (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. A “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by electronic or manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Pinnacle Financial Partners, Inc. has caused this instrument to be duly executed.

Dated: May 19, 2026	PINNACLE FINANCIAL PARTNERS, INC.

By:
	Name:	Andrew J. Gregory, Jr.
	Title:	Executive Vice President and Chief Financial Officer

By:
	Name:	Allan E. Kamensky
	Title:	Executive Vice President and Chief Legal Officer

This is one of the Notes issued pursuant to the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Reverse of Note
5.596% Fixed Rate / Floating Rate Senior Note due 2032
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INDENTURE. This Note is one of a duly authorized issue of a series of Securities (herein called the “Notes”) under the Senior Indenture dated as of February 13, 2012 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are initially limited in aggregate principal amount to $[__________].
2.    OPTIONAL REDEMPTION. Prior to May 19, 2031 (one year prior to the maturity date of the Notes) (the “Par Call Date”), the Company may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places), equal to the greater of:
•the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed, discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption; and
•100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
Additionally, the Company may redeem the Notes at the Company’s option, in whole, but not in part, on the Par Call Date at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to but excluding, the redemption date. The Company may also redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time on or after April 19, 2032 (30 days prior to the maturity date) at a redemption price equal to 100% of the aggregate principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.I5 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall not be responsible for calculating the redemption price of any component thereof.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60
2

days before the redemption date to each holder of Notes to be redeemed. Any such notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent that must be satisfied prior to our obligation to redeem the Notes subject to such notice of redemption, including, but not limited to, completion of an equity offering, refinancing or other corporation transaction.
In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, or by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
3.    NO MANDATORY REDEMPTION. The Notes shall not be subject to any mandatory redemption, sinking fund or analogous provision, and shall not be repayable at the option of a Holder thereof prior to maturity.
4.    PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder.
5.    DENOMINATIONS, TRANSFER, AND EXCHANGE. The Notes are in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged solely as provided in the Indenture. The Company and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or (ii) exchange any Note selected for redemption in whole or in part.
6.    PERSONS DEEMED OWNERS. The person in whose name any Note shall be registered may be deemed and treated as the absolute owner of such Note for all purposes.
7.    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. Any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes (other than any Default in the payment of principal or interest on the Note or in respect of a covenant or provision of the Indenture which cannot be modified or
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amended without the consent of the Holder of each outstanding Note affected) may be waived, including by way of amendment, with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Company and the Trustee may amend or supplement the Indenture or the Notes (i) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (ii) to comply with Article 5 of the Indenture, relating to a merger or consolidation or sale of all or substantially all of the Company’s assets; (iii) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (iv) to evidence and provide for the acceptance of appointment of a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee, pursuant to the requirements of the Indenture; (v) to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by the Indenture; (vi) to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose; (vii) to conform the terms of the Notes and the Indenture to the terms of the prospectus supplement pursuant to which the Notes were offered for sale and (viii) to make any change that does not materially and adversely affect the rights of any Holder.
8.    DEFAULTS AND REMEDIES. Each of the following is an Event of Default in respect of the Notes: (i) the Company defaults in the payment of the principal of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, or otherwise; (ii) the Company defaults in the payment of interest on the Notes when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture with respect to the Notes and such default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or (iv) certain events of bankruptcy or insolvency with respect to the Company.
In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, the principal amount of all outstanding Notes and any interest accrued thereon will become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare the principal amount of all outstanding Notes, and any interest accrued thereon, to be due and payable.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power with respect to matters relating to the Notes. The Trustee may withhold from Holders notice of any continuing
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Default or Event of Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.
9.    GOVERNING LAW. THIS NOTE AND THE INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE AND THE INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
10.    AUTHENTICATION. This Note shall not be valid until authenticated by the electronic or manual signature of the Trustee or an authenticating agent.
11.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
12.    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(print or type assignee’s name, address and zip code)

and irrevocably appoint ____________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant is a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian